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                SUPPLEMENT TO APPLICATION FOR FLEXIBLE PREMIUM
                             VARIABLE LIFE INSURANCE

SMA LIFE ASSURANCE COMPANY
                                PRINCIPAL OFFICE: WORCESTER, MASSACHUSETTS 01653

INSURED_____________________________________ APPLICATION NUMBER_________________

1. Allocation of Net Premium. Please indicate below how the net payments (as described in the Prospectuses) will be allocated to the General Account and appropriate sub-accounts of the Variable Account.

      ______________% General Account
      ______________% GROWTH FUND* (Sub-Account 1)
      ______________% INVESTMENT GRADE INCOME FUND* (Sub-Account 2)
      ______________% MONEY MARKET FUND* (Sub-Account 3)
      ______________% EQUITY INDEX FUND* (Sub-Account 4)
      ______________% GOVERNMENT BOND FUND* (Sub-Account 5)
      ______________% SELECT AGGRESSIVE GROWTH FUND* (Sub-Account 6)
      ______________% SELECT GROWTH FUND* (Sub-Account 7)
      ______________% SELECT GROWTH AND INCOME FUND* (Sub-Account 8)
      ______________% SMALL CAP VALUE FUNDS* (Sub-Account 9)
      ______________% HIGH INCOME PORTFOLIO OF VIPF** (Sub-Account 102)
      ______________% EQUITY-INCOME PORTFOLIO OF VIPF** (Sub-Account 103)
      ______________% GROWTH PORTFOLIO OF VIPF** (Sub-Account 104)
      ______________% OVERSEAS PORTFOLIO OF VIPF** (Sub-Account 105)
      ______________% INTERNATIONAL EQUITY SERIES*** (Sub-Account 207)
      ______________%
      ______________%
                 100% TOTAL

        * Allmerica Investment Trust
       ** Variable Insurance Products Fund from Fidelity Management & Research
          Company
      *** Delaware Group Premium Fund, Inc.

      You may deposit funds to a maximum of seven sub-accounts. Whole percentages must total 100%. All net payments will be allocated to the General Account unless otherwise specified.

2. Monthly Insurance and Administrative Charges. Monthly insurance and administrative charges will be deducted pro-rata from all sub-accounts noted above unless the box below is checked:

      |_|   Deduct all charges from ______________________________. Any single sub-account, except the General Account, may be noted.

I acknowledge receipt of the Prospectuses for the SMA Life Flexible Premium Variable Life Insurance, the Allmerica Investment Trust, the Variable Insurance Products Fund, and the Delaware Group Premium Fund, Inc.

I UNDERSTAND THAT THE DEATH BENEFIT AND DURATION OF COVERAGE FOR THE FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE POLICY APPLIED FOR MAY INCREASE OR DECREASE TO REFLECT THE INVESTMENT EXPERIENCE OF THE SUB-ACCOUNTS OF THE SMA LIFE ASSURANCE VARIABLE LIFE ACCOUNT.

I UNDERSTAND THAT THE POLICY VALUE FOR THE FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE POLICY APPLIED FOR MAY INCREASE OR DECREASE TO REFLECT THE INVESTMENT EXPERIENCE OF THE SUB-ACCOUNTS OF THE SMA LIFE ASSURANCE VARIABLE LIFE ACCOUNT, AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT. THERE IS NO GUARANTEED MINIMUM POLICY VALUE.

I believe that a Flexible Premium Variable Life Insurance policy is consistent with my investment objectives and financial needs.

__________________________________  ____________________________________________
Signature of Insured                Signature of Owner (if other than Insured)

Signed at ________________________  Date _______________________________________

  (Complete Agent's Report on back of this form for NASD required information)


Form SML-1287
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                                 AGENT'S REPORT

1. The Insured |_| is |_| is not an associated person of another broker/dealer.

2. Based on information furnished by the Owner or Insured, I believe that a Flexible Premium Variable Life Insurance policy is consistent with the Insured's investment objectives for (state objectives): __________________

      __________________________________________________________________________

3. The Insured's tax status is (indicate tax bracket and any other pertinent tax information): ________________________________________________________

      __________________________________________________________________________

4. I certify that reasonable effort was made to obtain and record information pertaining to the suitability of this application.

5. I further certify that the Prospectuses were delivered, and that no written sales materials were used other than those furnished or approved by the Principal Office.


Signature of Licensed Agent ____________________________________________________
                                         Registered Representative


Underwriting Approval __________________________________________________________
                                    (Completed in Principal Office)